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                                                                       EXHIBIT 5



                                        August 12, 1996


Perfumania, Inc.
11701 N.W. 101st Road
Miami, Florida  33178

      Re:     Registration of 400,000 Shares under 1991 Stock Option Plan

Gentlemen:

         We have acted as counsel to Perfumania, Inc., a Florida corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering 400,000 shares of the Company's authorized but unissued common stock, $.01 par value (the "Common Stock"), issuable pursuant to stock options to be granted pursuant to the Company's 1991 Stock Option Plan, as amended (the "Plan"). It is our opinion that shares of Common Stock issuable under the Plan, when issued upon exercise of and paid for in accordance with the terms of stock options to be granted under the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the above referenced Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   GREENBERG, TRAURIG, HOFFMAN,
                                   LIPOFF, ROSEN & QUENTEL, P.A.


                                   By: /s/ BRIAN J. WALSH
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